Exhibit 99.1

Ritter Pharmaceuticals Reports Financial Results for the Three Months Ended March 31, 2019

LOS ANGELES (May, 14 2019) – Ritter Pharmaceuticals, Inc. (Nasdaq: RTTR) (“Ritter Pharmaceuticals” or the “Company”), a developer of innovative therapeutic products that modulate the gut microbiome to treat gastrointestinal diseases with an initial focus on the development of RP-G28, a drug candidate with the potential to be the first FDA-approved treatment for lactose intolerance (“LI”), today reported financial results for the three months ended March 31, 2019.

“Primary efforts over the past quarter have been focused on ensuring quality and compliance in our 557 subject Phase 3 clinical trial, called Liberatus. All subjects have now completed the treatment phase of the study, with only the 90-day real-world observational period remaining.” said Andrew J. Ritter, Chief Executive Officer of Ritter Pharmaceuticals. “We remain on track and look forward to completing the study and reporting top-line results early in the fourth quarter of 2019.”

John Beck, Chief Financial Officer, added, “Cash burn for the first quarter of 2019 was in line with our expectations as we progressed through the costliest phase of the Liberatus study and, as we move towards study completion, is expected to subside considerably. We remain on target to reach data readout with cash reserves in line with previous projections.”

Quarter ended March 31, 2019 Financial Results

As of March 31, 2019, we had $8.3 million in cash, cash equivalents, interest income receivable and short-term investments in marketable securities, compared to $14.9 million in cash, cash equivalents, interest income receivable and short-term investments in marketable securities as of December 31, 2018. The net decrease in cash, cash equivalents, interest income receivable and short-term investments in marketable securities as of March 31, 2019 was due to our use of cash to fund our Phase 3 clinical study of RP-G28 and for other general corporate purposes.

Operating expenses increased to $4.8 million for the three months ended March 31, 2019 from $2.0 million for the three months ended March 31, 2018. The increase in total operating expenses was primarily a result of an increase in development expenses due to the continued progression of our ongoing Phase 3 clinical trial of RP-G28 through completion of enrollment in March 2019, as well as an increase in consulting and professional outside services and related costs to support these increased development activities, offset by reductions in non-cash stock-based compensation. Operating expenses during the three months ended March 31, 2018 primarily reflect the preparation for the Phase 3 clinical trial of RP-G28 and associated manufacturing costs offset by a reduction in management and monitoring costs associated with the favorable settlement of certain disputed payables related to our prior clinical research organization.

Net loss applicable to common stockholders increased to $4.7 million, or $0.58 per share, for the three months ended March 31, 2019, from $2.0 million, or $0.41 per share, for the three months ended March 31, 2018. Net loss applicable to common stockholders included non-cash, stock-based compensation charges of $146,000, or $0.02 per share, as compared to stock-based compensation of $213,000, or $0.04 per share, for the three months ended March 31, 2019 and 2018, respectively.

About Ritter Pharmaceuticals

Ritter Pharmaceuticals, Inc. (www.RitterPharma.com, @RitterPharma) develops innovative therapeutic products that modulate the gut microbiome to treat digestive disorders and gastrointestinal diseases. The Company’s lead product candidate, RP-G28, has the potential to become the first FDA-approved treatment for lactose intolerance, a condition that affects over one billion people worldwide. RP-G28 is in Phase 3 clinical development with its first Phase 3 clinical trial, known as “Liberatus,” currently underway. The Company is further exploring the therapeutic potential that gut microbiome changes may have on treating/preventing a variety of diseases including gastrointestinal diseases, cancer, metabolic, and liver disease.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that express the current beliefs and expectations of Ritter Pharmaceuticals’ management. Any statements contained herein that do not describe historical facts are forward-looking statements, including statements related to our anticipated timing for completion of the Liberatus study and our release of data from the study and our expectations with respect to our cash burn and cash reserves following completion of our Liberatus study. Forward-looking statements are subject to risks and uncertainties that could cause actual results, performance and achievements to differ materially from those discussed in such forward-looking statements. Some of the factors that could affect our actual results are included in the periodic reports on Form 10-K and Form 10-Q that we file with the Securities and Exchange Commission. Ritter cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date they were made. The Company undertakes no obligation to update or revise forward-looking statements, except as otherwise required by law, whether as a result of new information, future events or otherwise.

Contacts

Investor Contact:

John Beck
310-203-1000
john@ritterpharma.com

RITTER PHARMACEUTICALS, INC.

CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	For the Three Months Ended March 31,
	2019	2018
Operating costs and expenses:
Research and development	$3,574,855	$849,683
Patent costs	48,625	63,088
General and administrative	1,153,577	1,125,891
Total operating costs and expenses	4,777,057	2,038,662

Operating loss	(4,777,057)	(2,038,662)

Other income:
Interest income	71,291	25,972
Total other income	71,291	25,972
Net loss applicable to common stockholders	$(4,705,766)	$(2,012,690)

Other comprehensive loss:
Unrealized loss on debt securities	1,511	-
Comprehensive loss	$(4,704,255)	$(2,012,690)

Net loss per common share – basic and diluted	$(0.58)	$(0.41)
Weighted average common shares outstanding – basic and diluted	8,055,921	4,944,763

RITTER PHARMACEUTICALS, INC.

BALANCE SHEETS

	March 31, 2019	December 31, 2018
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$5,516,748	$7,812,259
Accrued interest receivable	17,393	54,456
Investment in marketable securities	2,765,996	6,988,780
Prepaid expenses	442,208	421,522
Total current assets	8,742,345	15,277,017
Other assets
Right-of-use assets	172,615	-
Other assets	27,259	22,725
Total other assets	199,874	22,725
Property and equipment, net	18,797	20,160
Total Assets	$8,961,016	$15,319,902

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$2,133,386	$4,512,316
Accrued expenses	1,814,366	1,407,843
Lease liabilities	113,790	-
Other liabilities	-	13,359
Total current liabilities	4,061,542	5,933,518
Lease liabilities, non-current	70,854	-
Total Liabilities	4,132,396	5,933,518

Stockholders’ equity
Series A preferred stock, $0.001 par value; 15,000,000 shares authorized, 4,080 shares issued and outstanding as of March 31, 2019 and December 31, 2018	2,289,324	2,289,324
Series B preferred stock, $0.001 par value; 1,000,000 shares authorized, 3,000 and 5,608 shares issued and outstanding as of March 31, 2019 and December 31, 2018, respectively	2,090,199	3,906,931
Series C preferred stock, $0.001 par value; 100,000 shares authorized, 240 and 1,880 shares issued and outstanding as of March 31, 2019 and December 31, 2018, respectively	240,000	1,880,000
Common stock, $0.001 par value; 225,000,000 shares authorized, 9,042,332 and 6,036,562 shares issued and outstanding as of March 31, 2019 and December 31, 2018, respectively	9,042	6,037
Additional paid-in capital	75,105,378	71,505,160
Accumulated other comprehensive income (loss)	1,511	(923)
Accumulated deficit	(74,906,834)	(70,200,145)
Total stockholders’ equity	4,828,620	9,386,384
Total Liabilities and Stockholders’ Equity	8,961,016	$15,319,902